                                                                  EXHIBIT 99.517

                                       SCE RP&A CORPORATE INFORMATION MANAGEMENT



                           STATEMENT OF QUALIFICATIONS
                                    TO ASSIST
                           SOUTHERN CALIFORNIA EDISON
                                       IN





                 PROFITABLE GROWTH IN A COMPETITIVE ENVIRONMENT
                                     THROUGH
                        CORPORATE INFORMATION MANAGEMENT











                                JANUARY 24, 1997



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                                    CONTENTS


         ITEM                                                                             PAGE
         ----                                                                             ----

         Background                                                                         3

         Data Warehouses and Data Mining                                                    3

         PSC Capabilities                                                                   7

         Lessons Learned from Deregulation                                                 18

         PSC Perspectives on the Restructuring of the Electric Utility Industry            21

         Project Proposal                                                                  24


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BACKGROUND

The California Electric Industry is undergoing a period of pre-competition turmoil. Adoption of legislation mandating a restructured electric industry (AB
1890) and the provision of key enablers including an independent system operator, regional power exchange, competitive transition charge for the recovery of stranded investments provide the spring board for more extensive transformation needs as widespread competition for electricity draws near.

IT IS THE CUSTOMER THAT IS BEING DEREGULATED. Southern California Edison's ("SCE") most valuable asset, its customer base must be leveraged and expanded if industry leadership, quality, reputation and shareholder requirements are to be met and value creation continued. Profitable growth and competitive advantage in a post-deregulation environment is achieved through strategic and operational use of customer information. Customer information defines the business SCE is in, the design and delivery of that business, the profitability of that business as well as what changes and when changes to that business are required.

CUSTOMER INFORMATION IS THE FOUNDATION FOR STRATEGIC DECISION MAKING AND MANAGING TRADEOFFS IN A COMPETITIVE ENVIRONMENT. Customer Information is the foundation for revenue retention and growth -- be it through pricing, new products and services, alliances, acquisitions or other means. SCE is considering establishment of a Data Warehouse to store and manage corporate information though execution of a three phase Corporate Information Management
(CIM) project. CIM requires the integration of numerous SCE databases including CSS, CIS, Special Billing, OAT, CRCRS, among others, and numerous SCE reports. It is anticipated that CIM will create an environment from which SCE can quickly make critical business decisions based on knowledge gathered from consistent, integrated, internal and external information and data. SCE has proposed a scoping and analysis process to provide a high level architecture for SCE CIM, and a project plan that shows how the architecture can be applied to evolve SCE's CRCRS system into a modern Data Warehouse/Data Mining platform.

THE BALANCE OF THIS STATEMENT DESCRIBES PEROT SYSTEMS CORPORATION'S ("PSC") CREDENTIALS FOR ASSISTING SCE IN THE (1) SCOPING AND ANALYSIS REQUIRED TO PROVIDE A HIGH LEVEL ARCHITECTURE FOR SCE CIM, AND (2) A PROJECT PLAN THAT SHOWS HOW THE ARCHITECTURE CAN BE APPLIED TO EVOLVE SCE'S CRCRS SYSTEM INTO A MODERN DATA WAREHOUSE/DATA MINING PLATFORM. INCLUDED THROUGHOUT IS THE VISION OF HOW CIM CAN BE USED TO DRIVE SCE'S PROFITABLE GROWTH IN A COMPETITIVE DEREGULATED ENVIRONMENT.

DATA WAREHOUSES AND DATA MINING

DATA WAREHOUSES

DEFINITION

Data Warehouses are subject oriented information stores. Data from numerous operational sources is cleansed, transformed and integrated into a consistent database. An important difference between Data Warehouses and other operational databases is format. Data Warehouses are designed to store historical data in a format that is conducive to the use of data analysis and Data Mining tools. They should be built on an open-ended data architecture that is low cost, provides fast turnaround, and is expandable. Common ingredients in producing a warehouse include data collection, data standardization, and quality assurance. These ingredients are then integrated and aligned to provide live production data in a centrally managed database which enables programmer-free delivery of timely, meaningful, correct, consistent information to business analysts and to corporate and line management.

BUSINESS APPLICATIONS

Data Warehouses support critical decision making by addressing the growing need for timely, accessible, consistently accurate information, sourced from the complex and growing systems environment. Data Warehousing can be applied to any industry where organizations face an increasingly competitive business arena. Data Warehouses address the corporate-wide need for data and consider each functional view of the data as a part of the whole, rather than as an application by itself Data Warehouses allow the business to transform data into information. Matching Data Warehousing with Data Mining techniques can fully exploit the business insights hidden in historical data stored in the Data Warehouse. Matching Data Warehousing with Data Mining techniques can fully exploit the business insights hidden in historical data stored in the Data Warehouse which in turn provides the foundation for strategic and operational decisions from which competitive advantage in deregulating industries can be attained and maintained.


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Data Warehouse implementation typically includes the traditional MIS application deliverables of security, on-line data access, fast response time, prespecified data retrieval and ad hoc data retrieval. In addition, they should include:

         o Incremental, yet full integration elements which deliver business results within guaranteed short timeframes;

         o Open ended design architecture, allowing the integration of each incremental project and enabling fast, low cost future expansion to match the growth and changes of the business;

         o Centrally controlled, reconciled and high quality data and spanning applications integrated at a corporate-wide level to dramatically reduce data discrepancies;

         o One central, definitive database servicing either all or a specified subset of MIS applications. The database must be maintained and quality-assured by a dedicated systems application resulting in high quality and low MIS maintenance cost (when compared to other strategies);

         o Programmer-free data access and reporting application development, resulting in reduced turnaround times as well as reduced pressures on operational systems for MIS features; and

         o High efficiency on large data volumes enabling. the cost-effective, on-line storage and access of both history and detail information, resulting in improved ad-hoc capabilities in support of business analysis requirements.

DATA MINING

DEFINITION

Data Mining is the process of discovering meaningful new correlations, patterns and trends by sifting through large amounts of data stored in repositories (Data Warehouses), using pattern recognition technologies as well as statistical and mathematical techniques. In the above definition the key word is "discovering" (also referred to as exploration). Another important word is "meaningful," which comprises issues such as validity (degree of certainty), innovation (the patterns should be new) and understandability (the patterns should be explicit, in behavior or in expression). It is important that the Data Mining result provide business users with insights not available through traditional techniques or predefined relationships (e.g. relational tables). It is important to recognize that innovative data analysis techniques come in addition to, and not in replacement of, traditional statistical techniques that have been used successfully for some time.

Data Mining is a horizontal application, not specific to any industry. The common ingredients are a number of structured data sets and the willingness to explore the possibility of hidden knowledge that resides in this data. Consequently, any sector of the industry, regardless of the precise nature of its data sets, can take advantage of advanced, intelligent technologies to tackle Data Mining problems. Among such industry sectors are retail, financial, medical, manufacturing, environmental, utilities, security, transportation, chemical, insurance and aerospace. The gain on discovered data is time-sensitive. That is, organizations that can exploit the data first will gain an upper hand in serving and attracting customers. Consequently, the benefits derived from the Data Mining process provide the early-adopters of the technology with a timely competitive advantage.

BUSINESS APPLICATIONS

The ultimate goal of the Data Mining process is to support decisions. Currently, the majority of decision-support tools focus on providing executives and other decision-makers with the ability to view and share data in various formats, and at various levels of detail, to help enhance the decision process. Systems that can make recommendations based on an automated analysis of the situation and, if appropriate, act on that decision without user input provide the next level of support. These capabilities have been available for many years in the form of knowledge-based technologies. New capabilities center around the automated discovery and explanation of correlations in large amounts of data as well as intelligent agents (i.e. proactive, autonomous programs that act on behalf of a specific user or respond to a specific situation). Data Mining and 0 intelligent agents will continue to be the major force behind the evolution of decision support in the coming years.

From raw data to decisions, the process engaged using Data Mining techniques aims at enriching information and then reasoning upon it to produce knowledge. The use of this knowledge brings


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decisions. Most Data Warehouses today provide a high level of information by linking different data from different sources. The Data Mining step provides tools and techniques on top of these Data Warehouses, not only to report on the information and its evolution but also to create new links and new correlations enhancing the reporting capabilities and fueling the decision tools.

Key to achieving value from Data Mining is establishment of a business goal from the start. This goal must be enforced all along the process and will help guide the different decisions that have to be made at each stage of the Data Mining process. Regardless of the nature of the goal, once established this goal should be maintained until the end of the Data Mining process. Depending on the industry and the different business units initiating a Data Mining effort, goals will vary. Also critical to the success of Data Mining are (1) identification of data, information and knowledge needed to run the business, (2) Database identification, and (3) Data preparation including filling of missing values, removal of errors, other integrity checks.

DEREGULATING BUSINESS APPLICATIONS - OPERATIONAL

Companies in deregulating industries have used Data Mining to define the business they are in and grow profitably by delivering superior value as perceived by the customer, at a cost that allows the Company adequate returns. In running their every day business, companies in deregulating and competitive environments have used Data Mining to identify valuable customers, create market segments and selective customer portfolios, rationalize unprofitable customers, design and manage sales channels, identify and correct complaints or "service failures", search for asset productivity or failure, proactively analyze consumer trends leading to the identification, development and pricing of new products or services, optimize load, analyze communications with customers and manage or balance supply/demand.

DEREGULATING BUSINESS APPLICATIONS - STRATEGIC

Data Mining has influenced strategic decision making in the following situations: (1) Company wishes to achieve differentiation in a commodity market (decommoditizing), (2) Company innovation redefines industry norms, (3) Deregulation, (4) Successful consolidation, or change in maturing inefficient markets, (5) Competitive advantage can be achieved through strong customer bonding or partnerships. Competitive environment Data Mining success stories include commodity and deregulating businesses such as Federal Express, L.L. Bean, Schlumberger, AT&T, Conoco, Hewlett Packard and Purdue Chicken.

DATA WAREHOUSE/DATA MINING IMPACT ON A DEREGULATING BUSINESS - A SAMPLE

The benefits of Data Mining when focused on key business issues can greatly enhance operational effectiveness and directly effect the bottom line. For example, a U.S. provider of Natural Gas had 1/3 of its raw material gas locked up in long term, high priced contracts signed before the price bubble burst. Contracts were expiring in one year and the Company needed to develop a long term strategy. The Company had significant amounts of unorganized data on its customers, the market and competitors. Creation of a Data Warehouse and subsequent Data Mining led the Company to alter its long term strategy by targeting and reorganizing around nine market segments, create new operational processes to deliver products and services to eight of the new segments. As a result, Company margins were increased 40% over margins of the expiring contracts.

In a monopoly to competitive market situation, Data Mining was used to achieve premium pricing in a commodity market. A provider of specialty chemicals to oil production and refinery had lost effectiveness in a competitive market to the point where it was borrowing to pay dividends. Compilation and integration of all Company data, combined with Data Mining focused on specific operational areas as well as business analysis based on Company strategy, operations and information databases concluded that the Company was (1) focused on technical effectiveness, (2) Customers didn't want the technical expertise offered by the Company, (3) the Company was attempting to service all customers with all 2000 products the Company made, (4) Customers were confused by the excessive number of products and services, (5) the Company's market had three segments (of which one was commodity), each of which the Company owned 1/3, (6) environmental compliance was important and valued by customers and their end users. Consequently the Company decided to focus on the premium segments identified, redirect sales channels and reallocate the sales force, leverage the Company's environmental record in a 5-10% price increase and consolidate its product line to 500 items. As a result, the Company achieved a $44MM increase in earnings (15%) and a $40MM annual increase in cash flow.



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DATA WAREHOUSE AND DATA MINING IMPACT ON SCE BUSINESS

Construction of an integrated Data Warehouse set for Data Mining on select strategic and operational business issues would assist SCE with operational or strategic decisions. Immediate impact would be felt in the following activities:

         MARKETING

              Customer Profiling
              Market Segmentation
              Customer Portfolio Management
              Service Design
              Value Proposition Development
              Market Development, Advertising ROI
              New Product/Service Identification
              Customer Loyalty
              Customer Retention and Loyalty Programs
              Customer Defections
              Sales Channel Development
              Sales Channel Management
              Account Identification, Development and Management

         REGULATORY

              Pricing, Rates, Tariff Structures
              New Product and Service Pricing and Positioning
              Strategic Innovation

         DISTRIBUTION

              Service Delivery Process Design and Execution
              Value Proposition Execution
              Performance Based Programs and Metrics
              Asset Optimization
              Work Management

         CUSTOMER SERVICE

              Billing
              Cash Flow Cycle Time
              Complaint Handling and Service Failures

         GENERAL BUSINESS

              Knowledge Feedback Loops
              Capital Allocation Analysis
              Development of Labor and People (e.g. reskilling) programs Strategic Planning
              Alignment and Integration of Processes for Increased Productivity Data and Information Consistency
              Key Business Driver Identification and Metric Analysis
              Integrated Accounting/Activity Based Management

PEROT SYSTEMS CORPORATION CAPABILITIES

OVERVIEW

PSC is an international information technology firm specializing in solutions. Along every rung of the IT services ladder, PSC is dedicated to be the best at service design and delivery. PSC operates as a single, cohesive firm. That means that the PSC experts from every phase of the service design and delivery process work side-by-side to design, compile, test, and implement the kind of solutions only a truly integrated team can achieve.

PSC's business consulting experts assist clients with developing and implementing business strategies and processes to propel their organizations well beyond its current state. These forward-thinking PSC business professionals know the industry, understand present and emerging market conditions, and relate to the client's concerns and vision.

PSC functional outsourcing capabilities provide clients with valuable business and support services beyond their core competencies. Benefit to the client is multiplied by the application of innovative technology to the business process. Distributed systems technology, business


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modeling, virtual prototyping, object-oriented design, and wireless communications are examples of technologies that allow clients to move beyond their current business-specific boundaries. Technology recommendations are based on firsthand experience through internal use and proven, documented methodologies.

By exploiting its strengths in information technology, PSC assists its clients in transforming their business processes, organizational architecture, people, and strategy to effect a fundamental change in their business. PSC maintains top industry expertise in:

         o        Business Engineering

         o        Technology Consulting

         o        Executive Information Systems

         o        Data warehousing and Data Mining

         o        Systems Integration

         o        Software Development and Maintenance

         o        Imaging

         o        Performance Tuning

         o        Operational Audits

         o        Office Automation

         o        Object-Oriented Analysis and Design

         o        Telecommunication Engineering and Operations

         o        Virtual Prototyping and Simulation

PSC's success has been influenced by attracting, developing, and retaining outstanding talent. It tailors its services to fit the specific needs of its clients and works to become their technology partner. The company strives for long term relationships and lives, operates by, and is committed to a strong system of values.

PSC is one of the largest privately held companies in the information technology industry, with the largest group of shareholders being company employees and management.

ACCOMPLISHMENTS

PSC' reputation as one of the most qualified business solutions firms has produced exceptional growth in revenue and resources. We are executing many notable assignments that will make our clients more competitive, such as:

         - Performing a process reengineering study, implementing an image-based workflow, and integrating several legacy systems for a large telecommunications carrier. Results included reducing turnaround time from 16 to 2 days, reducing unit costs by 39 percent, and increasing customer retention

         - Being selected by a global telecommunication company to develop a competitive network management product and improved billing system

         - Performing a process reengineering study and implementing improved workflow and expert systems technology for a large assigned-risk auto insurance service bureau. Results included increasing uptime to 98.5 percent and increasing overall productivity by 49 percent

         - Redesigning key processes and integrating these changes into the cultural, organizational, job, and system changes for a major utility supplier. Results included identification of greater than $60 million in savings, increasing the unit productivity of core business operations, improving customer service, streamlining the interaction between the head office and district offices, and becoming a leader and innovator among utility suppliers

         - Executing one of the largest systems integration contracts ever signed by a European-based company to revolutionize its operations in 79 countries


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         -        Being awarded an industry-first, long-term business process improvement contract to assist in the enterprise transformation of the largest plastic distributor in North America

         - Assuming total responsibility for data centers through outsourcing agreements that are the largest in the banking, health care, and automotive manufacturing industries

APPROACH

Competition within the Information Services industry has intensified during the last decade. Our competitors include large firms with economies of scale, substantial capital, and proprietary technology. Size often precludes rapid response to changing market conditions. We can succeed against competition by combining our expertise in information technology services with our ability to
(1) innovate, (2) rapidly adapt to market needs, and (3) provide superior execution to meet the needs of our customers.

We will continue to exploit our strength in information technology services. Our core competence today resides in our command of information technology and our ability to deliver results. Over time, we have and will continue to ally with, or acquire, necessary skills and capabilities to support the industries and markets we serve. We have and will continue to develop in-depth knowledge of selected industries and offer selected customers a superior ability to integrate technology, processes, and people in support of a company strategy. We focus on those worldwide markets with mature economies. We evolve the capability to provide an integrated offering through increasing our own internal resources, and through alliances and acquisitions appropriate to the industries and markets.

PSC transforms an enterprise's information systems, business processes, organizational architecture, people, and strategy to effect a fundamental change in the enterprise's business through an integrated offering including but not limited to:

         - INFORMATION TECHNOLOGY: PSC improves the quality and value of information systems for clients through services such as IT strategy, data processing, voice and data communications, programming, and systems development and integration;

         - ORGANIZATION AND PROCESS: Information technology impacts the customer's processes and organization at many levels. Selective business process reengineering is often necessary to harness this technology and to improve the quality and responsiveness of service as well as productivity of the employees. Through partnerships with others, our offering may include front-end diagnostics, business process evaluation and redesign, operations improvement, organizational architecture, and quality measurement and control;

         - PEOPLE: PSC will design and implement programs for our client's employees. This offering may include establishing values, goals, and objectives; assisting with cultural change; compensation studies and the alignment of H.R. systems; and

         - STRATEGY: PSC endeavors to tie its services to the customer's strategy at the highest levels by identifying market niches and new business opportunities. This requires PSC to understand and at times assist in shaping corporate strategy and product/market strategy.

DATA WAREHOUSING EXPERIENCE

PSC has constructed or assisted in the construction of several very significant Data Warehouses and operational data stores for businesses. In these projects, PSC has assumed responsibilities well beyond that of a pure systems integrator, by performing in roles including:

         o        Project Management

         o        Business Solution Development and Requirements Definition

         o        Management Consulting & Cultural Transformation

         o        Process Consulting - Business and Technical

         o        Technology Architecture and Standards

         o        Data Archeology and Transformation

         o        Database Modeling, Design and Implementation

         o        Information Delivery and Data Mining Strategy and Tools

         o        Platform Operational Support



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DATA WAREHOUSE PROJECTS

The following are some representative projects that PSC has participated in.

EUROPCAR

In early 1992, PSC signed a 10-year contract with Europcar, the largest rental car company in Europe with operations in 79 countries. PSC was selected to execute a major systems integration, development and operations solution in what is the single largest UNIX-based on-line transaction processing (OLTP) system ever developed. The new system, Greenway, allows Europcar to link all of its geographically-diverse operations into a single database, adapt more quickly to changes in business climate, track and capitalize on marketplace opportunities and fluctuations, and implement process changes that will significantly lower overall operating costs. The system produces a single "look and feel" for international travelers regardless of country, language or office site. PSC developed the Greenway system in 13 months, providing a whole set of applications for reservation and for management of the operations for car rentals. This development represented 165 man-years for the conversion of the data and 55 for the management with Oracle Financials and 72 for the functions of the technical support. PSC deployed Greenway in 30 months.

A major component of the Greenway system is an integrated Data Warehouse. This Data Warehouse takes advantage of the data used in transaction processing, but also stores strategic data needed for management insight. This strategic data includes yield management information, information about competition, market trends, and other valuable data for query. Greenway is one of the first systems in the client/server world to implement the best of both the transactional and Data Warehouse worlds in a single integrated system.

Now in its third year, the PSC/Europcar partnership is stronger than ever. Greenway has currently been expanded to several Europcar franchises in Austria, Spain, Sweden, Denmark, Norway and Luxembourg, with possible expansions to the remaining 1,000 franchises. PSC operates Greenway on a percentage of revenue basis, which provides mutually beneficial incentives to perform. We are actively pursuing initiatives and system enhancements that will increase revenues, including:

         o        24-hour automated checkout;

         o        Station management automation for inventory and fueling;

         o Integrated credit card operations to position Europcar for Europe-wide credit card clearing and payment operation; and

         o        Theft control devices.

Greenway, the most advanced management information system in the vehicle rental industry, will help sustain Europcar's leadership position in the marketplace.

BRITISH TELECOM

British Telecom awarded PSC a contract to integrate their customer information program. As the UK market for Telecommunications heats up, British Telecom, supplier of telecommunication services equipment in the UK with sales of $20.3 billion dollars last year, has responded with an aggressive effort to pull together and enhance several major customer-facing programs to improve customer handling capability. Following a competitive tendering exercise, British Telecom selected PSC as its preferred external partner to assist in this new and far-reaching initiative spanning the next three years to be called the Integrated Customer Information Program. The program integrates information surrounding marketing, sales, service, and billing functions to enhance the quality of the interfaces between British Telecom and its customers. As such, it will provide a migration path toward an integrated solution for projects that can improve the availability and use of customer-related information.

PSC' role will be to combine its system integration and business improvement skills with British Telecom's Network & Systems group enabling British Telecom to realize the significant benefits available from the program. PSC is coordinating the activity of a series of existing projects as well as initiating work on new development to meet crucial information and business process requirements. Program Management will be undertaken by PSC, operating under a new, innovative risk-reward contract.

THOMAS COOK

Thomas Cook is a worldwide travel company with 11,000 employees, 20 million customers and more than 2,000 locations around the globe. Thomas Cook was faced with major network expansion, vertical integration, substantial price competition, high back-office processing costs, major technology-based changes in services, and inadequate management information. Thomas



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Cook initiated an alliance with PSC to create a low cost processing and information infrastructure that can efficiently support current and future needs. PSC designed, developed and implemented the system within the projected 15-month time frame using an incremental approach and Systems Engineer as the CASE tool.

The Thomas Cook solution encompasses the introduction of a joint business improvement unit to oversee the reengineering effort. This project involves restructuring back-office processes, implementing an integrated point-of-sale system, and performing profitability analysis through information discovery. We are developing associated front office systems, back-office systems and an overall Data Warehouse, the first of its kind in the travel and leisure business.

The Data Warehouse receives details of all sales transactions overnight from Point-of-Sale systems in Thomas Cook Travel Shops and Bureaux de Change, as well as additional data from the new Back-office system, General Ledger and Personnel. This will provide information to user departments within Thomas Cook, including marketing and customer service. Summarized Business Performance data is also updated each night and made available via a custom-made EIS (Executive Information System) front-end. EIS will enable managers to dial in from remote locations to monitor business performance up to close of business the previous night. The new Data Warehouse / BIS system provides Thomas Cook with information that is more accurate and more up-to-date than ever before.

NATIONSBANK

The bank selected the PSC Information Architecture (PSIA) methodology for constructing and managing the corporate information resource and rendering it accessible at a corporate-wide level. PSC and the bank jointly constructed an overall Data Warehouse system by consolidating data from 75 different applications into a centralized relational database. This involved extracting data from UNIX, IBM and Burroughs platforms. This data was placed into a common application program interface and then loaded to the Data Warehouse located on a Teradata DBC 1012 platform. The key concept in this cross-platform portability effort was to create a data dictionary defining both source and target data attributes including the existing business rules. Reporting applications are being built to take advantage of information available for the first time in an integrated database. Upon full completion, the project will provide the bank with direct expense reductions and efficiency improvements and will improve the bank's ability to manage business risk and explore new business opportunities at a corporate-wide level.

The Data Warehouse system was built to provide a central, standardized, quality-assured database that meets management information and decision support needs in a cost-effective manner. It is a fast, flexible, and high quality process. The information is accessed by a flexible, Presentation subsystem, KBMS Intellect, that allows the retrieval of information through natural language requests.

ASPEN SKIING COMPANY

As a first step toward establishing a Closed Economic System, Aspen Skiing Company awarded PSC a contract to construct an overall Data Warehouse and Ski School Reservation System. The Ski School Reservation System is used by 55 Ski School Customer Service Representatives. The Customer Service Representatives run PowerBuilder-developed applications on Windows client workstations to access the Oracle database on a Sun Solaris 2.3 server. Since implementation, PSC has developed a MAPI interface with e-mail, and an interface with the financial systems application on an AS/400.

The new Data Warehouse system will be the foundation for all future client/server application development efforts across Aspen's four mountains (Aspen Highlands, Aspen Mountain, Buttermilk, and Snowmass). Future integrated applications will include Ticketing, Lift Access, Credit/Debit, and Marketing systems.

PSC's Energy Practice extends across the entire value chain


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--------------------------------------------------------------------------------

PSC Energy Practice: Application to Value Chain

                     Bulk                                                                           Retail
                     Power                                                         Customer         Marketing
Generation           Marketing           Transmission            Distribution      Service          & Sales
----------           ---------           ------------            ------------      --------         ---------
o Asset Sales        o Bulk power        o Separation of         o Crew            o Customer       o Marketing
o Power Plant          alliances and       assets, marketing       management        call center      and pricing
  competitiveness      entry strategy      & operations          o Labor             integration      strategy
o Profit & Loss      o Bulk power        o Construction &          relations       o Credit and     o Branding
  responsibility       marketing           maintenance             strategy          collection       strategy
o Fuels Strategy       strategy          o Engineering           o Supply chain      strategy       o Profitability
                     o Gas supply &        outsourcing and         management      o Meter            analysis
                       convergence         alliances             o Fleet             reading        o Telecommunications
                                                                   management        technology       gas, water, and
                                                                                                      sewer alliances

             o Corporate Strategy           o Reorganization
             o Growth Strategy              o Alliance Creation
             o M&A Integration              o Management Development

PSC has helped many firms meet the challenges and succeed in newly-deregulated industries


DEREGULATED INDUSTRY

We have helped many clients succeed in profitably meeting the challenges in newly-deregulating industries.


Telecommunications                       Financial Services
------------------                       ------------------
o AT&T                                   o SBC
o MCI                                    o NationsBank
o British Telecom                        o Barclays



Health Care                              Energy
-----------                              ------
o Tenet Healthcare                       o Large British Utility
                                         o LADWP


DEREGULATED INDUSTRY EXPERIENCE
-------------------------------
AT&T
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BillingEdge is a PC-based product that provides AT&T's commercial customers with their invoice detail in machine readable format. The system and all of the invoice data, including call detail, is delivered to the customers on a monthly basis. The system provides some standard reports which will match the paper invoice and some additional analytical reports. The system also provides the user with the ability to create custom reports and/or export data to spreadsheets or databases. These features allow users to better manage and audit their phone usage.

After an unsuccessful release in October, PSC was called in to provide programming support with a staff of six programmers in December. It was quickly recognized that the demand for significantly more functionality and expanding the product base would further stress the already fragile product. PSC was requested to assist in the effort and presented a proposal to assume responsibility for major portions of the project team for the May release. Work began immediately by PSC to bring in the necessary staff to accomplish the work.

The work assigned to PSC included:

     o    Project management
     o    PC application design, development and string testing
     o    Systems testing
     o    Regression testing
     o    Environment management

Each of these teams were blended teams with personnel from both AT&T and PSC, with PSC having overall management responsibility for the quality and timeliness of the work. In addition to the actual project deliverables, PSC was responsible for building and implementing the necessary processes, procedures and infrastructure necessary to operate a smooth running development environment where the quality of the end user product met AT&T standards.

The May Release was implemented successfully. The quality was far above previous releases. This was documented from several sources in statements like, "This was unquestionably the best BillingEdge release we have ever had."

Following the May Release, PSC provided support for the August Release. In this release, PSC personnel worked as part of AT&T lead teams. Many of the processes and procedures used by PSC were followed and the quality of the August Release exceeded the May Release.

BRITISH TELECOM

As the UK market for telecommunications heats up, British Telecom (BT) has responded with an aggressive effort to pull together and enhance several major customer facing programs to achieve a step-change in customer handling capability.

Following a competitive tendering exercise BT appointed PSC as its preferred external partner to assist in this new and far-reaching initiative to be called the Integrated Customer Information Program (ICIP).

The program integrates information surrounding marketing, sales, service and billing functions in a unique way to enhance the quality of the interfaces between BT and its customers. As such, it will provide a migration path towards an integrated solution for projects looking to improve the availability and use of customer related information.

PSC' role will be to combine its `world best' system integration and business improvement skills with BT's Network & Systems group to enable BT to realize the significant benefits available from the program. PSC will coordinate the activity of a series of existing projects as well as initiating work on new development to meet crucial information and business process requirements. Program Management will be undertaken by PSC operating under a new, innovative risk reward contract.

The program aims to deliver benefits to BT in several phases to both the National Business Communications and Personal Communications divisions.

MCI

PSC Corporation began its relationship with MCI in December 1988. PSC's greatest value to MCI continues to be in strategic and mission-critical systems where the business risk is substantial


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if quality or timeliness of solutions suffer. The key strengths PSC brings to
MCI includes business and operations knowledge, a demonstrated ability to mobilize quickly with total solutions, the ability to deliver high-quality products for achieving user satisfaction, and the flexibility to offer effective project management for major development efforts. These capabilities are being offered through PSC's Project Delivery, Business Reengineering and Systems Architecture services.

Throughout its long-standing relationship with MCI, PSC has acquired in-depth knowledge of MCI's billing, order entry, customer care and management information systems. PSC is best known for its billing expertise, serving as the major provider with 1,500 person-months of billing services delivered in 1995. As a result of its industry and MCI-specific business expertise, PSC is assisting MCI in achieving elements of its network MCI vision in advanced technologies.

In 1994, MCI reorganized into strategic business units to focus on consumer markets and business markets. MCI's critical customer acquisition and management system, which had served both markets, was recreated for the Business Markets organization. Based on a six-year relationship, PSC was again awarded the opportunity to succeed by assisting MCI in attaining its vision and delivering it on-time and within budget.

BARCLAYS HOME FINANCE

Barclays Bank, the parent company of Barclays Home Finance (BHF), is one of the UK's "Big Four" domestic clearing banks. It has 2,000 branches in the UK and operates in 95 other countries. BHF provides and administers residential mortgages that are marketed through its parent's branch network. BHF and PSC entered a partnership in 1994 to implement a program of change tied to BHF's strategic imperatives to drive them forward in a highly competitive marketplace. This partnership marked the launch of our shared risk/reward model where PSC' revenues are tied directly to the business results of the client.

In the initial stage, a joint BHF/PSC team created an "industrial strength" back office for which PSE redesigned the mortgage process, applied a workflow solution for the Mortgage Underwriting area and, most importantly, implemented a targeted People Program. October 1995 saw the roll-out of the solution to 200 people and a 50 percent improvement in productivity that allowed additional services to be brought in-house with no extra staff cost. In line with the technology implementation, a flatter organization was introduced with increased service ownership at individual and team levels.

To improve BHF's quality, content and processing time of all outgoing correspondence, PSC implemented a solution in April 1996 that moved the print mechanism from the legacy AS/400 system to a bespoke printing, UNIX solution system built on Applixware. This print solution improved the production cycle times by more than 40 percent and dramatically improved the quality of customer correspondence.

Throughout 1994 and 1995, there was a tremendous rise in the number of borrowers who were re-mortgaging property. BHF launched a re-mortgage service, but was unable to cope with the initial swell in customer demand. This was an ideal opportunity for BHF and PSC to further demonstrate their ability to get things done together. The pilot solution has resulted in a reduction in unit cost and cycle time and increase in volumes processed. This effort resulted in a 32 percent reduction in unit costs, a 29 percent increase in volumes processed and a 40 percent increase in productivity. The team is currently concentrating on increasing in-house processing, further reducing unit costs and facilitating the launch of a new "fast-track" re-mortgage product.

The major new development for 1996 is the Chrysalis program. This includes a change management effort to introduce a new core accounting and product management system that will allow Barclays to develop, market and process modern, flexible mortgage products. The project will also mark another step in moving BHF to a full open systems, client/server architecture. The first stage of Project Chrysalis' functionality is due to go "live" at BHF in the late summer of 1997. This project represents a 10 million pound investment by Barclays.

NATIONSBANK

NationsBank is one of the largest banking companies in the United States with more than 1,900 offices in nine states. Because of intensified competition on pricing and asset values and an uncertain/hostile regulatory climate, NationsBank instituted a strategy of consolidating and

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expanding operations through acquisitions while maintaining a focus on superior customer service. PSC was hired to assist NationsBank in the implementation of this strategy.

PSC's relationship with NationsBank began in 1989 when PSC was asked to perform a data center consulting study. This study resulted in a consolidation effort in which NationsBank and PSC teamed to construct a new data center and migrate NationsBank's original three data centers into the new facility. This consolidation resulted in substantial savings and has enabled NationsBank locations to access information more efficiently. PSC signed a 6 1/2 year contract in 1991 to manage this central facility and help NationsBank achieve operational flexibility, cost containment and service level improvement.

To better respond to NationsBank's strategic needs, the relationship evolved from a data center operations and outsourcing contract to a more flexible and expandable man-time consulting partnership. One of the main objectives of this partnership is for NationsBank and PSC to work in a blended team environment in which PSC' technology and financial industry specialists provide project assistance and technical consulting support on a variety of projects. Current initiatives include:

     o Development of an "ideal" environment or technology infrastructure that will support future growth and continuous availability. This "ideal" environment includes the development and construction of a centralized command and control center for all support groups.

     o Implementation of a corporate contingency initiative -- one of the bank's most important technology initiatives to date.

     o    Integration and consolidation of the SNA data network.

     o    Implementation of electronic messaging.

This new relationship demonstrates our commitment and responsiveness to NationsBank's long-term needs and allows us to be active contributors to its growth. Specifically, PSC has helped NationsBank with achieving the following milestones:

     o    $20 million in annual operating savings

     o Complete data center construction in 162 days from groundbreaking to occupancy

     o Consolidated the IT departments of three major regional banking organizations

     o Increased productivity from 170 people and 550 MIPS to 155 people and 1800 MIPS via automation, best practices and enhanced change/problem management


TENET HEALTHCARE CORPORATION

Tenet, now the second largest investor-owned hospital chain, operates 84 acute care hospitals and related healthcare businesses in the United States and overseas, generating revenues in excess of $5 billion.

Under this contract, the largest outsourcing deal in the hospital industry, PSC functions as the IS department for Tenet. All applications, data center, network and in-hospital consulting is provided by PSC staff, who are based in Dallas, Los Angeles and Houston. This contract will provide Tenet with $12.6 million in annual IS savings, while offering an enhanced IS environment. The overall benefit of the PSC contract provides Tenet with increased financial flexibility.

A LARGE UK UTILITY COMPANY

PSC's client is one of 13 Regional Electric Companies (RECs) in the United Kingdom and serves 2.1 million customers, which makes it the third largest regional power company in the U.K. Major business divisions represented are: the core business of the purchase and distribution of electricity; electricity generation; electrical installation involving industrial - commercial - residential electrical/mechanical engineering and wiring; Energy Services, involving security services and energy management; and Retail, involving the sale and servicing of electrical heating appliances and goods -- now a joint venture (Homepower) with Yorkshire Electric.

The Utility has signed a 12-year contract with PSC Corporation for a partnership in transformation of the business enterprise. The business alliance calls for PSC to provide consultation and

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implementation for all aspects of our client's information services, and for focused efforts in such areas as:

     o    Business process redesign
     o    Cultural/organizational rearchitecture
     o    Assistance in review of the industry's business market
     o    Research of core technology advances

The Utility's core business has recently completed the Regulators Supply (purchase of electricity) review. This has had two positive effects on the account operations. First, the current regulatory process that offers incentives for distribution of increased unit volumes of electricity will be replaced by a cost cap benchmark against which the Regulator will expect improvement. This suggests that the company will be able to make whatever level of profits are possible if costs to the consumers are reduced. Facets such as increased asset utilization and reduced operation costs/reduction of overheads then become areas for strong focus.

Secondly, in the core business a future could be forecast, where alliances (mergers) between a number of RECs, or consolidation of non-core functions and operations centers with other utilities (e.g. gas, water, and rail) in the franchise area, become much more probable to balance regulatory, customer and shareholder interests.

The core business initiated a project called Business Breakthrough. Begun in April 1994, the three major elements of the project are:

     o Consolidation of the 13 operating districts into 7 and an evolution of these from cost centers to profit centers, now completed.

     o Transference of the head office business (overhead) functions into the newly created profit centers, and appointment of general managers to run these centers.

     o Reengineering of the core business under a BPR-(process) driven approach and consolidation of all initiatives arising, plus integration of all existing initiatives under a single program. As an adjunct to this effort, a core business information rearchitecture and technology migration plan is being developed to be implemented in parallel.

To date, PSC's successful transformation activities is considered a benchmark against which utility transformation initiatives around the world are measured. In addition to being recognized as the least cost per customer, least cost per unit electricity distributor in the U.K. The Utility, in partnership with PSC, has introduced one of the most aggressive customer service programs in the world, while concurrently reducing operating expenses. Our client has recently been rated by the regulatory authority as one of the premier companies in the U.K.

PSC operates in total partnership with this client, assuming responsibility for: the core business information rearchitecture and technology migration plan; the information and technology strategy; the business process reengineering; and the cultural transformation program. Several joint venture efforts are under consideration to explore possible new market opportunities.

LOS ANGELES DEPARTMENT OF WATER AND POWER

The City of Los Angeles retained PSC to prepare the Los Angeles Department of Water and Power ("LADWP") for competition in a deregulated environment via a Business Transformation effort spanning a variety of business areas including generation, transmission, distribution, central services, corporate culture, finance and accounting, sales and marketing, customer service, information technology. The project involved PSC competencies in strategy, business process reengineering, people programs, information technology. Core team members held significant industry and functional expertise.

Data Warehousing or Data Mining related technologies were used in two areas of the project, Customer Service and Customer Partnership.

At the onset of the project, DWP's Customer Information System ("CIS") consisted of customer data on a mainframe. No relational technology was in place. Therefore, access to data on a transactional basis or for ad-hoc reporting required specialized programs as extensions to the mainframe systems. Additionally hundreds of small specialized systems interfaced with mainframe CIS data to provide additional functions (e.g. work management, trouble, etc.).

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For Customer Service, PSC developed and implemented a transaction based framework for accessing customer related data from multiple (mainframe and local) sources. Data was dynamically combined on DWP's PC based system. Graphical user interface to the data was designed to provide access to data from numerous different disparate sources using a common graphical front end as well as provide DWP the capability of extending business functions on the PC without requiring much effort of maintenance at the mainframe host. The revised system provided LADWP with the graphical front-end to navigate around selected data seamlessly, encapsulate business rules away from the data and allow the integration of Data Warehouse/Data Mining type capabilities into the traditional transactional processing in a seamless manner. Results are on line real time.

The Customer Partnership initiative concentrated on market focused segmentation, sales channel development and account management and planning. Key drivers for each activity are customer information and customer profitability. Working with PSC the LADWP developed an Oracle based relational database comprised of customer information required to make customer segmentation, customer rationalization and value proposition decisions. Information was pulled from numerous internal and external systems (e.g. Magnum, CIS, Dunn & Bradstreet, Compuserve) containing customer, market or competitive intelligence. A front end 4th generation sales automation system was selected and attached to the relational database. Simultaneously, a Customer Profitability model for LADWP's top 200 customers was developed for attachment to the sales automation system. The profitability model forecasts and tracks individual customer revenues, loads, and costs (currently based on marginal cost data). The combined system provides LADWP with the ability to segment markets, target customers for new products and services, identify new products and services, respond to competitive bids for targeted customers as well as manage and track customer opportunities. The combined system also provides metrics on Market Sector and internal LADWP customer, operational and financial key performance indicators.

LESSONS LEARNED FROM DEREGULATION

Deregulation of the Telecommunications, electricity, natural gas, air, rail and trucking industries provide no magic formula for becoming and staying competitive. Additionally, re-regulation of the Health Care and Financial Services industries offer no sure-fire methodologies or models. However, review of each offers a number of lessons learned.

1) IT IS NOT ENOUGH TO KNOW THAT COMPETITION IS COMING, YOU HAVE TO DO SOMETHING ABOUT IT!

2)   COST REDUCTION IS AN ONGOING MODE OF OPERATION, NOT A ONE TIME EVENT.

3 BEING COST COMPETITIVE IS ONLY PART OF THE BATTLE, MARKETING AND SALES BECOME INCREASINGLY IMPORTANT TO ATTRACT AND RETAIN CUSTOMERS.

4) INDUSTRY SERVICE STANDARDS WILL RISE. HIGHER QUALITY PRODUCTS AND SERVICES ARE NECESSARY TO COMPETE AND IMPROVE POSITIONING.

5) IT IS IMPORTANT TO HAVE A DETAILED UNDERSTANDING OF CUSTOMER ECONOMICS TO DETERMINE WHERE TO COMPETE. STRATEGIC THINKING SHOULD TAKE ON A MARKET SEGMENTATION ORIENTATION.

6) UNDERSTANDING COMPETITOR ECONOMICS AND CAPABILITIES HELP DETERMINE HOW TO COMPETE. SPECIALIST FIRMS WILL EMERGE. KNOW WHERE TO FIGHT OR LEVERAGE THEM.

7) SEARCH FOR GROWTH OPPORTUNITIES SINCE IT IS TOUGH TO SHRINK TO GREATNESS. SINCE SHARE LOSS IS INEVITABLE, CONTINUED REVENUE GROWTH REQUIRES REDEFINING THE MARKET MORE BROADLY. INCREASINGLY DIFFERENTIATE PRODUCTS AND SERVICES TO ATTRACT CUSTOMERS.

8)   ENSURE EVERY PART OF THE COMPANY ACHIEVES WORLD CLASS PERFORMANCE.

9)   DO NOT TRY TO BE ALL THINGS TO ALL PEOPLE!

10 TECHNOLOGY ENABLED CUSTOMER AND CORPORATE INFORMATION ARE NECESSARY IF COMPETITIVE ADVANTAGE IS TO BE ACHIEVED

11) THE INFORMATION TECHNOLOGY INFRASTRUCTURE MUST EVOLVE IF COMPETITIVE ADVANTAGE IS TO BE ACHIEVED.

LESSON 1

IT IS NOT ENOUGH TO KNOW THAT COMPETITION IS COMING, YOU HAVE TO DO SOMETHING ABOUT IT. AT&T became competitive by aggressively cutting headcount (26% for 1984-1991); taking restructuring charges of $8B since 1984). AT&T upgraded network technologies and wrote off $14B of old plant assets. Sales capabilities were built through creation of a direct sales force and recruited third-party channels. Additionally, AT&T bought McCaw as a way to provide local services by avoiding access costs and improving "customer ownership". Key to success was AT&T's aggressive recruiting of outside hires, especially in the marketing area.

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LESSON 2
COST REDUCTION IS AN ONGOING MODE OF OPERATION, NOT A ONE TIME EVENT.
Initially, price becomes the early basis for competition, companies focus on reducing costs and productivity rises dramatically. However, cost reduction must be vigorously and thoroughly pursued through set real cost reduction targets each year. Multiple management levers must be pulled. All resource and cost types must be reviewed and improved. Examples of cost reduction initiatives.

LESSON 3
BEING COST COMPETITIVE IS ONLY PART OF THE BATTLE, MARKETING AND SALES BECOME INCREASINGLY IMPORTANT TO ATTRACT AND RETAIN CUSTOMERS. Be prepared to spend more. Customers will churn. Also it takes money to acquire customers. Telco churn rates are 29-35% a year. Telco customer acquisition costs range from $400-800 per customer. Marketing activities must be aggressively managed. Yield must be managed to maximize revenue from assets. Brand managers must be introduced to oversee product lines and ensure consistency. Industry managers must develop specialized knowledge of key targeted customer types. Airline Cost Index shows advertising and promotion cost per revenue ton mile increased from $1.20 in 1978 to $2.50 in 1984 before leveling off at $1.90 in 1993. Similarly, FCC Statistics of Communications Common Carriers show AT&T long distance marketing expenditures gradually increased from $1.8B in 1998 to $3.5B in 1993.

LESSON 4
INDUSTRY SERVICE STANDARDS WILL RISE. HIGHER QUALITY PRODUCTS AND SERVICES ARE NECESSARY TO COMPETE AND IMPROVE POSITIONING. Service levels increasingly become a basis for competition. Comparative quality performance becomes well known to customers. Air Travel Consumer Report statistics reveal revenue passenger miles
(MM) per consumer complaint increased from 9MM in 1978 to 24MM in 1986 to 100MM in 1993.

LESSON 5
IT IS IMPORTANT TO HAVE A DETAILED UNDERSTANDING OF CUSTOMER ECONOMICS TO DETERMINE WHERE TO COMPETE. STRATEGIC THINKING SHOULD TAKE ON A MARKET SEGMENTATION ORIENTATION. Determination if 100% of market share is desirable is necessary. Winners fight to retain certain target segments and are happy to give up other segments. Telecommunications Firms typically receive 99% of their profits from 36% of their customers (approximately 3 segments at 10%, 10% and 16%). Over 60% of customers fall in unprofitable segments. Service and products are adjusted accordingly. Successful competitors focus analytics in two areas:
(1) segment cost and profitability replace "average cost" thinking, and (2) the search for segment innovation and definition. Customer equity is built in segments with high profitability and low opportunity for the customer to switch. Segments with high profitability and high switching opportunities receive focused retention or attraction programs. Costs are reduced or customers are dropped from segments with low profitability and high switching opportunities. Likewise, customers are rationalized or squeezed if they provide low profitability and their opportunity to switch is low.

LESSON 6
UNDERSTANDING COMPETITOR ECONOMICS AND CAPABILITIES HELP DETERMINE HOW TO COMPETE. SPECIALIST FIRMS WILL EMERGE. KNOW WHERE TO FIGHT OR LEVERAGE THEM. New entrants tend to "cherry pick" in at least one of the following four ways; (1 customers targeted, (2) products services offered, (3) configuration or value chain, and (4) regions served. Winners understand where "cherry picking" is a threat by learning the total cost to serve a customer (customer profitability) and by developing revenue retention programs. Shadow suppliers spring up to handle specific value chain steps that new entrants can not handle themselves or that incumbents may not be able to perform affordably. Winners look for opportunities to integrate horizontally and offer these services (e.g. Natural gas independent marketers, Airline scheduling/reservation specialists). A study of Long Distance competition shows AT&T originally thought it could beat MCI on price. Between 1980 and 1989 AT&T reduced prices by over 40% and MCI matched each cut. In late 1989, AT&T determined that MCI would never allow AT&T to match its price. Prices have remained flat to increasing since 1989, improving industry margins. MCI introduced its "Friends and Family" program after a new billing system was installed in 1989. The program provides discounts to call within a "calling circle". Customers perceive up to a 20% discount although it averages less than 5%.

LESSON 7
SEARCH FOR GROWTH OPPORTUNITIES SINCE IT IS TOUGH TO SHRINK TO GREATNESS. SINCE SHARE LOSS IS INEVITABLE, CONTINUED REVENUE GROWTH REQUIRES REDEFINING THE MARKET MORE BROADLY, INCREASINGLY DIFFERENTIATE PRODUCTS AND SERVICES TO ATTRACT CUSTOMERS. Valueline analysis (CAGR

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1998-1993) concludes that the Market values companies with growth-based strategies more than those with cost-cutting strategies. Profitable Growth companies achieve Absolute Market Value Growth of 19% or higher. Cost Cutting companies achieve 12%, Unprofitable Growth companies 8% and a Shrinking company absolute market value growth is 0 to 5%. Well managed information is the key to delivering competitive advantage. Large new business can be created from informationalized products and services (e.g. Natural Gas electronic bulletin boards, Airline computerized reservations systems SABRE).

LESSON 8
ENSURE EVERY PART OF THE COMPANY ACHIEVE WORLD CLASS PERFORMANCE. Structures for several telephone companies (e.g. Ameritech Corp.) emphasize sink or swim independence of different value added functions. Functions that "sink" are divested or outsourced.

LESSON 9
DO NOT TRY TO BE ALL THINGS TO ALL PEOPLE. The scope of services and products offered changes. Scope increases in the industry as more niche offerings are developed and decreases for companies who exit niches where they can not compete. Winners focus and achieve profitable growth by determining served market boundaries and sticking to them. Winners avoid doing a little of everything. For example, Southwest Airlines focuses on discount service within a regional market by grouping activities (a) Autoticketing, (b) coach seating, (c) serving in-flight snacks, and (d) offering no special services all on (e) regional routes.

LESSON 10
TECHNOLOGY ENABLED CUSTOMER AND CORPORATE INFORMATION ARE NECESSARY IF COMPETITIVE ADVANTAGE IS TO BE ACHIEVED. Top grade, leading edge systems for trading, risk management, rate & tariff arbitrage, and customer segmentation & analysis & modeling are an absolute requirement.

LESSON 11
THE INFORMATION TECHNOLOGY INFRASTRUCTURE MUST EVOLVE IF COMPETITIVE ADVANTAGE IS TO BE ACHIEVED. Companies going through deregulation typically have a lot of historical data related to customers and customer usage. If historical data is archived in a low level of detail, it can be leveraged and transformed to provide powerful customer insights. Industries such as Utilities have an advantage over other businesses when collecting customer information; they know where the customer lives, and they can easily relate a customer with that customer's revenue and usage. Data and information needs will change during deregulation and in the subsequent competitive environment. Some data that had value in a regulated environment will provide less value in a competitive environment. Similarly, types of data not collected in a regulated environment is indispensable in a competitive environment. The integration of new and old internal data (billing records, load, usage records) with new and old external data (demographics, market research) becomes critical to achieving competitive advantage. Additionally, it is critical to keep the data and data components evergreen.

SUMMARY
Unpredictability does not deter winners from taking bold actions. Gradual change will not produce winners. Start planning and acting now. costs must be reduced aggressively. Cost reduction may be painful, but the alternative of not doing it is fatal. Innovation and investment in service quality improvements, new products and services, customer knowledge and technology drive success. Strategy must be focused on customer segments and markets to compete for as well as sources of unique competitive advantage. Targeted growth opportunities must be sought out. No one has ever shrunk to greatness. Implementation of programs as a way of doing business is as important as a sound strategy.







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PSC PERSPECTIVES ON THE RESTRUCTURING OF THE ELECTRIC UTILITY INDUSTRY
While numerous changes are taking place in the industry, two in particular will drive and reshape the industry's future. They are the creation of strategic alliances or mergers and the transformation of Utility customer service. Collection and management of customer and corporate information are instrumental to each.

ALLIANCES
Utility alliances, especially with telecommunications companies are proliferating. Examples include Southern Company/Motorola, Union Electric/ CellNet, Entergy/Sprint, Wisconsin Public Service/Johnson Controls, Public Service of Colorado/IBM, and Glasgow/First Pacific/MCI. Alliances and joint ventures are potential means of acquiring capabilities faster in a less costly manner than either developing the capabilities internally or merging and making acquisitions. Alliances take many shapes from limited informal relationships to managed vendor relationships to licensing to outsourcing to supplier alliance relationships to joint equity investments to joint ventures to merger or acquisition. However, alliances are not without risk and require an understanding of both the upscale and downscale potential.

Successful establishment and maintenance of alliances are guided by five principles:

1.   The potential for significant mutual benefit
          - Level of opportunity and benefits, investment, duration and strategic fit
2.   A common goal and a plan to achieve it
          - What exactly is the shared goal and how will it be achieved?
3.   Shared risks and rewards
          - What is the operating structure and what kind of performance incentives are there?
4.   Management commitment
          - What level of management is reviewing the alliance and what management resources from each partner will be dedicated to the alliance?
5.   Effective organizational approach
          - How are decisions made and disagreements resolved? How is mutual trust built?

Information plays a key role in the process for developing and implementing alliances and joint ventures. Customer, competitive, market and corporate Data Warehouse information can be mined to (1) screen for potential partners, (2) assess capabilities, (3) define opportunities for alliances (the expected impact, value and risk), (4) identify integration requirements or redundancies,
(5) define sensitivity analysis parameters for negotiation, and (6) initialize and manage implementation.

TRANSFORMATION OF UTILITY CUSTOMER SERVICE
Some decisions about how the electric industry will be structured appear clear: generation will be competitive, transmission will continue to be FERC-regulated, and distribution ("wires") will continue to be a State-regulated monopoly. Retail marketing and sales will have both regulated and unregulated components. Key is whether and how customer service will be unbundled. Currently California is leading the debate on whether or not "revenue cycle services" should be unbundled. Included in the scope are meter reading, call center operation, billing, payment processing and credit/collections. Arguments for unbundling include (1) Competitive pressure required to achieve cost savings,
(2) The need to open up both commodity (bulk power) and service parts of the business to competition, and that (3) Customer service is not a natural monopoly. Arguments against center around (1) Utility wide deployment of real-time metering and communications required to achieve cost savings, (2) "Cherry Picking" will result, and (3) That unbundling will lead to chaos while direct access is taking place.

Technology and scale will drive how customer service is delivered in the future. Meter reading is moving from meter books, hand helds, automated meter reading, bundled utility services and bundled home and business services to more advanced and integrated solutions. AT&T's Integrated Broadband Utility Solution provides a 2-way customer communications system which offers automated meter reading, distribution automation, automatic service connects and disconnects combined with energy management. A customer choice and control marketing solution is offered by an alliance headed by CSW Communications. The alliance provides AMR, outage reporting, distribution automation and tamper detection.

Technology is also driving combined billing services. The move from one bill to joint pricing and billing of bundled products in separate industries to bundled products across industries to interlinked products with interlinked pricing and billing is driven by customer information.


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Southern Development, a subsidiary of Southern Company now offers one bill for various services in a residential pilot program. The bill encompasses electricity, water, Cable TV, Long Distance Telephone, Internet and security monitoring. Bundled discounts and the addition of other bills including rent are expected in the next iteration. Network MCI One offers billing services targeted to businesses. Customers receive a single bill for call center services, data services, conferencing, toll free services, and international long distance. Also incorporated are dedicated access, remote access, call cards, fax and e-mail. Discounts increase as more products and services are added.

The pricing of customer services in the future will be linked to the market structure adopted. Cost of service pricing will be replaced with such alternatives as price caps, revenue caps, benchmarking-based rates, performance-based rates or rate-of-return bandwidths. In any event, the most fundamental principles about serving customers are being challenged. The definition of a customer is changing. With the advent of national accounts, aggregators, and customer alliances, the definition of a customer is much more complex and as a result, customer service will have to undergo a significant transformation. What customers need and want is changing also. The demand is growing for bundled utility services and for combined billing of utility and not-utility services. These changes in customer preference will not only challenge utility marketing organizations, but call center, metering and billing operations as well. Customers and suppliers are placing their bets now. Customers are signing up in anticipation of retail access. Companies such as Enron and Utilicorp are moving quickly to establish themselves on a national level. In addition, the creation of alliances between utilities and telecommunications, information systems, and electric equipment firms has exploded over the past few years. Information technology will be a prerequisite for competing. Information networks will have to perform automated meter reading, do joint billing, provide real-time data, and support a host of residential and business services in order to meet customer needs. Technology alliances will be a critical factor for success. Customer service will be delivered in a competitive market. While customer service monopolies may continue during the transition phase, regulators are inclined to introduce competition. From a market perspective, barriers to entry are low and many suppliers have the capabilities and technologies to meet customer needs efficiently. Utilities may be quickly depositioned from their customers. One of the biggest threats facing utilities is that new suppliers will gain access to customers. The access may be direct or regulators may deem that all suppliers have unfettered access to utility customer information databases. The future "playing field" will not be level. The low-income, energy efficiency and other social programs that utilities administer will continue in the competitive world. While regulators talk about the transition to market driven solutions, utilities will be competing against companies that do not have the same social obligations. However, the opportunities have never been greater. In future, customer service organizations will be able to compete across the country and offer a broader range of products and services.

UTILITY DEREGULATION -- EMERGING THEMES
THEME I
AMASSING MARKET SHARE EARLY ON IS CRITICAL. A prospective power marketer should act immediately. In the early stages of market development, market share is critical. The customer attains its largest savings in the first transition from regulated rates to market-based rates. After the first cost reduction, small increments of additional savings may be available due to intensifying competition and reduced margins, but the gross dollar savings will not be compelling enough for customers to switch suppliers. It will be much more difficult to obtain market share after the initial stages of competition.

THEME 2
INCUMBENCY IS AN ADVANTAGE. The incumbent supplier will be able to attain higher prices than new challengers, as customers will not bear the transaction costs of changing suppliers for small incremental savings. Pilot retail programs initiated by outsiders have been responded to by local utilities which form a deregulated operation, and immediately dominate the market.

THEME 3
BRANDING IS CRITICAL. The smaller companies with unrecognizable names and without the resources to create a brand name are not taking any noticeable market share. Retail pilot participants are proving reluctant to entrust their supply of energy to unknown companies. A Brand Name can both dramatically cut the cost of sales and improve the chances of completing a sale; the development of the brand name must be adequately budgeted for as part of the Marketing and Sales cost. In the gas market, brand loyalty was partially established within the first year of operation, with a customer unwilling to change its supplier for a cent or two. It would appear from trials to date, that long term brand loyalty can be established with a large segment of the

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marketplace within a three year period. In retail residential pilot programs, the brand name power of the incumbent has proven very powerful. Although constraints may be imposed, the local utility subsidiary has a number of major advantages in its home market. It is usually staffed with the utility's Customer Representatives, it has an already-established seller/customer relationship and the association with the utility overcomes all security of supply fears.


THEME 4

SECURITY OF SUPPLY AND PRICE ARE BUNDLED TOGETHER. If the marketer cannot satisfy the customer that it can meet both of these criteria, then it cannot make the sale. The ability to demonstrate the capability to deliver is at all times is of paramount importance. The ability to demonstrate ownership of generating capacity is important but only becomes of paramount importance during times of shortage.

Three general rules seem to define the customers' concerns, these are:

1. In a sellers' market, electricity capacity ownership will become a significant factor in security of supply terms. In a sellers market, price concerns are relegated to a distant second place.

2. In a buyers' market ownership of the electricity capacity has a smaller advantage, price is elevated.

3. In either a buyers' or sellers' market how you get from here to there that is a major customer concern. In terms of the security of supply, it is the supplier's ownership and access to the interstate transportation system capacity which becomes the focus of the sale.

Although being able to offer the customer a variety of price and tariff options has marketing value and a Price Menu should be developed, it must be assumed that virtually all marketers will offer similar menus. Therefore, in terms of price, a prospective power marketer's ability to win market share would largely depend upon it abilities to obtain supplies (security) and setting its pricing policy based upon first class market intelligence.

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PROJECT PROPOSAL
DELIVERABLES

o    An architecture for a Data Mining/Data Warehouse that will allow SCE to:

     o Leverage its information assets (mainly customer historical data) and gain customer insights;

     o Build Data Warehouses and datamarts that are scalable, and integrate into SCE's information environment;

     o Perform simple (canned queries) or complex (Data Mining) data analysis using the same consistent architecture;

     o Allow end-users to get "one answer for one question" (as opposed to many answers for one question), and

     o Understand the timeliness and meaning of a piece of information from the CRCRS application into a state-of-the art Data Warehouse

PROJECT CRITICAL SUCCESS FACTORS:

     o    Clearly defined business objectives

     o    Understanding of business impacts and priorities

     o    Partnership & cooperative effort

     o    Reusable, continuously improved process

     o    Leveraging available and emerging technologies

     o    Use of standards

     o    Extensive Support Infrastructure

     o    Strong Process and Project Management disciplines

     o    Understanding the Year 2000 Realizations via Year 2000 audit

SCOPING (PHASE I) TASKS:

1.   Business Needs Assessment (general)

     o Identify the (general) "hot" business issues that relate to decision making -- both for executives and non-executives

     o Define the quantifiable benefit of SCE address identified "hot" business issues using Data Warehousing/Data Mining

2.   Technical Infrastructure Assessment (general)

     o Obtain SCE's information systems infrastructure and general architecture

     o    Obtain the standard architectures and practices

     o    Obtain the high level topology of the SCE infrastructure

3.   Specification of a Data Warehouse/Data Mining architecture

     o Using input from 1 and 2, propose an architecture for Data Warehouse/Data Mining

     o    Define the quality of the data and amount of data scrubbing necessary

     o    Identify data locality

     o    Identify data format

4.   Business Needs Analysis (CRCRS application)

     o    (using the context of 1)

     o    Identify the most important reports generated by CRCRS

     o    Define the type of business questions that CRCS raw data can answer

     o Define the "hot" issues for the business areas that are interested in CRCRS data

     o    Qualify the business value of solving identified "hot" issues

5.   Technical assessment of the CRCRS application

     o    (using the context of 2)

     o    Gain an understanding of data, process and reports

     o    Perform or integrate with SCE year 2000 CRCS audit

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6.   Application of the architecture to the CRCRS

     o    (using 3,4,5)

     o Define relationships between CRCRS raw data and needed business functionality

     o    Develop overview of how the proposed architecture applies to CRCRS

7.   Project Plan Development for "super" CRCRS

     o    (using 4,5,6)

     o Develop Project Plan (tasks, resources, timeline, etc.) for transforming CRCRS into "super" CRCRS

8.   Business Case Development


RESOURCES REQUIREMENTS (TASKS/ACTIVITY BASED)

1.   Business need - 2 person-week (business analyst)
2.   Business analysis (CRCRS) - 3 person-week (business analyst)
3.   Data Analysis (Quality, Locality, Format) - 2 person-week (Data analyst)
4.   Technical Assessment - 1 person-week (architect)
5.   Data Warehouse architecture - 2 person-week (architect and DW developer)
6.   Technical Development - 1 person-week (architect)
7.   In-depth technical (CRCRS) - 2 person-week (mainframe specialist) +
     1 person-week (year 2000)
8. Application of architecture to CRCRS - 2 person-week (architect, DW developer, mainframe specialist)
9. Project Plan - 1 person-week (project manager + technologists + business analysts)
10. Business case development - 1 person-week (project manager + technologists + business analysts)

TOTAL:    18 person-week
PSC:      12 person-week
SCE:      6 person-week

PROJECT DURATION:   8 calendar weeks


PROJECT TEAM

The PSC project team will contain skills and capabilities from technologists, consultants, industry and functional experts, experienced creators of Data Warehouses and Data Mining capabilities in deregulating industries. PSC also has unparalleled expertise in DB2 and Sybase/Unix databases. In addition, the Project Team skills will cover identified related business issues as well as project management capabilities. Additional support will be provided to the project team by the PSC bench which includes:

     o Neo Vista, a partner of PSC, the recognized leader in Data Warehousing and Data Mining,

     o TRC, a wholly owned subsidiary of PSC, specializing in object oriented technology, and

     o Doblin Group, a wholly owned subsidiary of PSC, a design firm for planning and innovation.









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